UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2010

ETERNAL ENERGY CORP.

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

On June 18, 2010, we sold our 50% working interest in approximately 4,320 net acres located in southeastern Saskatchewan (the “Hardy Prospect”) and an existing, shut-in well bore to American Eagle Energy Inc. (“AEE”) and acquired a 50% working interest in approximately 6,239 net acres located in Divide County, North Dakota (the “Spyglass Prospect”).  The transaction is expected to close on June 25, 2010.

In addition, we intend to enter into an operating agreement with AEE, whereby we will be responsible for managing all future exploration and operational activities for both the Hardy and Spyglass Prospects.

On June 21, 2010, we issued a press release announcing the sale of the Hardy Prospect working interest and the acquisition of the Spyglass Prospect working interest.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1*	Press Release dated June 21, 2010, announcing the sale of the Hardy Prospect working interest to American Eagle Energy, Inc. and the acquisition of the Spyglass Prospect working interest.

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010

ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer